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                           EXHIBIT 21 - SUBSIDIARIES
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                              CROWN ANDERSEN INC.
                             A Delaware Corporation
                               306 Dividend Drive
                         Peachtree City, Georgia 30269
                             Phone:  (770) 486 2000
                              Fax:  (770) 487 5066



                               Andersen 2000 Inc.
                             A Delaware Corporation
                               306 Dividend Drive
                         Peachtree City, Georgia 30269
                             Phone:  (770) 486 2000
                              Fax:  (770) 487 5066



                              Montair Andersen bv
                      A Netherlands Registered Corporation
                         And Wholly Owned Subsidiary Of
                               Andersen 2000 Inc.
                               Heuvelsestraat 14
                                5967 NG Sevenum
                                The Netherlands
                              Phone:  77 467 2473
                               Fax:  77 467 3012